UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    November 8, 2005

Affinia Group Intermediate Holdings Inc.
Affinia Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-128166-10 333-128166	34-2022081 20-1483322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1101 Technology Drive, Suite 100 Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)

(734) 827-5400

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 8, 2005 the Boards of Directors of Affinia Group Intermediate Holdings Inc. and Affinia Group Inc. each elected Gerry Willinger as a director, effective November 8, 2005. Mr. Willinger joins the Board of Directors as a member of the Audit Committee. There is no arrangement or understanding between Mr. Willinger and any other person pursuant to which Mr. Willinger was selected as a director. There is no transaction involving Mr. Willinger that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2005	AFFINIA GROUP INTERMEDIATE HOLDINGS INC. AFFINIA GROUP INC.

By:    /s/ Steven E. Keller

Name: Steven E. Keller Title: General Counsel